UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2023

ARMATA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-37544	91-1549568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4503 Glencoe Avenue, Marina del Rey, California	90292
(Address of principal executive offices)	(Zip Code)

(310) 655-2928

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ARMP	NYSE American

Item 1.01	Entry into a Material Definitive Agreement.

On January 10, 2023, Armata Pharmaceuticals, Inc. (the “Company”) entered into, as borrower, a secured convertible credit and security agreement (the “Credit Agreement”) with Innoviva Strategic Opportunities LLC, a wholly owned subsidiary of Innoviva, Inc., a principal shareholder of the Company. The Credit Agreement provides for a secured term loan facility in an aggregate amount of $30 million (the “Loan”) at an interest rate of 8.0% per annum, and has a maturity date of January 10, 2024. Repayment of the Loan is required to be guaranteed by the Company’s domestic subsidiaries and foreign material subsidiaries, and the Loan is secured by substantially all of the assets of the Company and the subsidiary guarantors.

The Credit Agreement provides that if a Qualified Financing (as defined in the Credit Agreement) occurs, the outstanding principal amount of, and all accrued and unpaid interest on, the Loan shall be converted (the “Mandatory Conversion”) into shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) at a price per share equal to a 15.0% discount to the lowest price per share for Common Stock paid by investors in a Qualified Financing (which price paid by investors in a Qualified Financing may not be less than a 15.0% discount to the closing price of Common Stock immediately prior to the consummation of a Qualified Financing event). The Credit Agreement also requires the Company to file a registration statement (the “Registration Statement”) for the resale of all securities issued to the lender in connection with any conversion under the Credit Agreement. After the Registration Statement has been declared effective by the U.S. Securities and Exchange Commission, any outstanding Loan amount, including all accrued and unpaid interest thereon, may be converted at the lender’s option, into shares of Common Stock at a price per share equal to the greater of book value or market value per share of Common Stock on the date immediately preceding the effective date of the Credit Agreement, which is $1.52 (as may be appropriately adjusted for any stock split, combination or similar act).

The Credit Agreement contains customary affirmative and negative covenants and representations and warranties, including financial reporting obligations and certain limitations on indebtedness, liens, investments, distributions (including dividends), collateral, investments, mergers or acquisitions and fundamental corporate changes. The Credit Agreement also includes customary events of default, including payment defaults, breaches of provisions under the loan documents, certain losses or impairment of collateral and related security interests, the occurrence of certain events that could reasonably be expected to have a “material adverse effect” as set forth in the Credit Agreement, certain bankruptcy or insolvency events, and a material deviation from the Company’s operating budget.

The foregoing description of the terms of the Credit Agreement does not purport to be complete and is qualified in its entirety by the full text of the Credit Agreement attached hereto as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this current report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The disclosure set forth under Item 1.01 of this current report on Form 8-K is incorporated herein by reference. The Company claims (and will claim) an exemption from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof for the issuance of shares of Common Stock, if any, upon a Mandatory Conversion prior to the effectiveness of the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Secured Convertible Credit and Security Agreement, dated January 10, 2023.
99.1	Press Release, dated January 10, 2023.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2023	Armata Pharmaceuticals, Inc.

	By:	/s/ Erin Butler
	Name:	Erin Butler
	Title:	Vice President, Finance & Administration